          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the reference to us in this Registration Statement on Form N-1A under the heading "Additional Information - Independent Registered Public Accounting Firm" relating to RS Investors Fund in such registration statement.



/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 30, 2005